Exhibit 10.78

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

            This First Amendment to Purchase and Sale Contract (this “ Amendment”) is made as of August 4, 2009, between CCIP/3 WILLIAMSBURG MANOR, LLC (“Seller”) and THE EMBASSY GROUP LLC (“ Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of July 14, 2009 (the “ Agreement”) with respect to the sale of certain property known as Williamsburg Manor Apartments and located in Wake County, North Carolina, as described in the Agreement; and

            WHEREAS, Seller and Purchaser desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Closing Date.  Section 5.1 of the Agreement shall be deleted and replaced as follows:

“The Closing shall occur on August 24, 2009 (the “Closing Date”) through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the first sentence of this paragraph, or to such other date (either in the same month or the next month) as Seller reasonably determines is desirable in connection with the Loan Payoff, provided that in no event shall such extension be beyond the expiration of Purchaser’s mortgage loan commitment or rate lock unless Seller agrees to pay for the extension of such commitment or rate lock.  Further, if required in order to comply with the requirements of Section 8.2.4, then Seller may extend the Closing Date to a date not later than forty-five (45) days following the Closing Date specified in the first sentence of this Section 5.1, provided that in no event shall such extension be beyond the expiration of Purchaser’s mortgage loan commitment or rate lock unless Seller agrees to pay for the extension of such commitment or rate lock.  Notwithstanding anything herein to the contrary, Purchaser, upon written notice to Seller delivered no later than August 19, 2009 (the “ First Adjournment Notice”), shall have the right to extend the Closing Date up to September 8, 2009 (the “ First Adjournment Right”), provided that together with the First Adjournment Notice Purchaser shall deliver to Escrow Agent an additional deposit of $50,000 by wire transfer of Good Funds (the “First Adjournment Deposit”).  Further, provided that Purchaser exercises the First Adjournment Right, Purchaser, upon written notice to Seller delivered no later than September 2, 2009 (the “ Second Adjournment Notice”) shall have the right to further extend the Closing Date up to September 23, 2009, provided that together with the Second Adjournment Notice Purchaser shall deliver to Escrow Agent an additional deposit of $50,000 by wire transfer of Good Funds (the “ Second Adjournment Deposit”).  The First Adjournment Deposit and Second Adjournment Deposit, to the extent delivered to Escrow Agent, shall be deemed part of the Deposit and shall be held and disbursed in the same manner as the Deposit.”

3.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page to Follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP/3 WILLIAMSBURG MANOR, LLC,
a Delaware limited liability company

By:    CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, L.P.,
a Delaware limited partnership,
its member

By:             CONCAP EQUITIES, INC.,
a Delaware corporation,
its general partner

By:  /s/John Spiegleman
         Name:  John Spiegleman
         Title:  Senior Vice President

Purchaser:

THE EMBASSY GROUP LLC,

a New York limited liability company

By:  /s/David Willner

         Name:  David Willner

         Title:  Managing Partner